                                                                      Exhibit 3









                      THE PAINEWEBBER PATHFINDERS TRUST,
                      TREASURY AND GROWTH STOCK SERIES 21


                         TRUST INDENTURE AND AGREEMENT


                           Dated as of July 30, 1997


                                 Incorporating


                    Standard Terms and Conditions of Trust
                           Dated as of July 1,1997,


                                    Between


                           PAINEWEBBER INCORPORATED,
                                  as Sponsor


                                      and


                        INVESTORS BANK & TRUST COMPANY


                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                as Co-Trustees

                  THIS TRUST INDENTURE AND AGREEMENT dated as of July 30, 1997 between PaineWebber Incorporated, as Sponsor and Investors Bank & Trust Company and The First National Bank of Chicago, as Co-Trustees, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1997 among the parties hereto (hereinafter called the "Standard Terms and Conditions of Trust" or the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.


                         W I T N E S S E T H  T H A T :

                  Whereas, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms and Conditions of Trust in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks, stripped United States Treasury obligations, or evidence thereof, and in certain cases, United States Treasury obligations and Restricted Securities as defined in the Standard Terms and Conditions of Trust; and

                  WHEREAS, the parties now desire to create the Twenty-First of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Standard Terms and Conditions of Trust.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Pathfinders Trust, which series shall be known and designated as "The PaineWebber Pathfinders Trust, Treasury and
Growth Stock Series 21".

                  A. The Securities deposited pursuant to Section 2.02 are set forth in Schedule A hereto.

                  B. (1) The aggregate number of Units outstanding on the Initial Date of Deposit for this Series is 1,000,000.

                  (2) The initial fractional undivided interest represented by each Unit of this series shall initially be 1/1,000,000th of the Trust Fund. A Certificate representing the total number of Units outstanding on the Initial Date of Deposit is being delivered by the Trustee to the Sponsor pursuant to
Section 2.03.

                  C. The term "Record Date" shall mean September 30, 1997 and quarterly thereafter, except that with respect to a distribution required by
Section 2.02 (b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails and except that with respect to cash representing long-term capital gains held in the Capital Account the Record Date shall be each December 31.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state purposes or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  D. The term "Distribution Date" shall mean the 20th day following the Record Date, commencing October 20, 1997.

                  In the event a Special Record Date is declared, the Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  E. The Discretionary Liquidation Amount shall be twenty per centum (20%) of the aggregate value of (i) the Securities originally deposited pursuant to Section 2.02 and (ii) any additional Securities deposited pursuant to Section 2.02(c).

                  F. The Mandatory Termination Date shall be November 30, 2008. The date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be October 15, 2008.


                  G. The Trustee's annual compensation as referred to in
Section 8.05 shall be $.00145 per Unit computed monthly based on the largest number of Units outstanding at any time during the preceding month.

                  H. The Sponsor's annual compensation pursuant to Section
7.02 shall be computed as $.00035 per Unit, based on the largest number of Units Outstanding at any time during the calendar year.

                  I. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.005 per Unit outstanding.

                  J. The calendar year to be specified pursuant to Section
3.05 shall be calendar year 1997, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 1997.

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Secretaries, and Investors Bank & Trust Company and The First National Bank of Chicago have caused this Trust Indenture to be executed by one of their Authorized Signatories and their corporate seals to be hereto affixed and attested by one of their Authorized Signatories, all as of the date first above written.

                                                     PAINEWEBBER INCORPORATED
                                                       as Depositor and Sponsor
SEAL
                                                     By
                                                        -----------------------
                                                          Senior Vice President
Attest:


-----------------------------
         Secretary

STATE 0F NEW YORK                   )
                                    :ss.:
COUNTY OF NEW YORK                  )


                  On this 30th day of July, 1997 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                     By
                                                       ------------------------
                                                            Notary Public

                                                 INVESTORS BANK & TRUST COMPANY
                                                      AND THE FIRST NATIONAL
                                                          BANK OF CHICAGO
SEAL


Attest:




                                                     By
                                                        -----------------------

                                                     Title:


---------------------------
       Title:

STATE OF NEW YORK                   )
                                    :ss.:
COUNTY OF NEW YORK                  )


                  On this 30th day of July, 1997 before me personally appeared Steven M. Wagner, to me known, who being by me duly sworn, said that he is a of The First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Trustees of said corporation, and that he signed his name thereto by like authority.




                                                         ----------------------
                                                              Notary Public

				SCHEDULE A

                      THE PAINEWEBBER PATHFINDERS TRUST
                     TREASURY AND GROWTH STOCK SERIES 21
                           SCHEDULE OF INVESTMENTS
                 AS OF INITIAL DATE OF DEPOSIT, JULY 30, 1997

                                                                    COST OF
                                                                   SECURITIES
    NAME OF SECURITY    COUPON  MATURITY VALUE   MATURITY DATE     TO TRUST(2)
---------------------- -------- -------------- ----------------- ------------
U.S. Treasury Interest
 Payments (3)
 (51.93%)..............   0%      $1,000,000   November 15, 2008  $494,605.58

COMMON STOCKS (48.07%) (1)

                                                             COST OF
                                                NUMBER OF   SECURITIES
                NAME OF ISSUER                   SHARES    TO TRUST(2)
--------------------------------------------- ----------- ------------
Automobile (1.18%)
 General Motors Corporation...................     190      $11,293.13
Beverage (2.35%)
 The Coca-Cola Company .......................     160       11,150.00
 PepsiCo, Inc. ...............................     300       11,325.00
Chemical (1.27%)
 DuPont (E.I.) De Nemours & Company  .........     180       12,105.00
Computer Processing & Data Preparation
 (1.18%)
 First Data Corporation ......................     260       11,277.50
Computer Software (2.26%)
 Microsoft Corporation* ......................      80       11,195.00
 Cisco Systems, Inc.* ........................     130       10,302.50
Electronics/Semi-Conductor (2.38%)
 Hewlett-Packard Company .....................     170       11,251.88
 Intel Corporation ...........................     130       11,456.25
Entertainment (1.18%)
 The Walt Disney Company .....................     140       11,217.50
Financial Institutions/Banks (7.49%)
 BankAmerica Corporation .....................     160       11,630.00
 Bankers Trust New York Corporation  .........     110       11,000.00
 Chase Manhattan Corporation .................     110       11,976.25
 Citicorp ....................................      90       11,750.63
 J.P. Morgan & Company Incorporated  .........     100       11,425.00
 Wells Fargo & Company .......................      50       13,550.00
Foods (1.17%)
 General Mills, Inc. .........................     160       11,130.00
Household Products (2.51%)
 Gillette Company ............................     120       11,895.00
 Procter & Gamble Company ....................      80       12,030.00
Insurance (1.19%)
 Aetna Inc. ..................................     100       11,337.50
Manufacturing (1.22%)
 Minnesota Mining & Manufacturing Company  ...     120       11,587.50
Metals (1.23%)
 Phelps Dodge Corporation ....................     140       11,742.50
Oil/Gas (4.76%)
 Mobil Corporation ...........................     150       11,343.75
 Schlumberger Ltd. ...........................     150       11,118.75
 Texaco Inc. .................................     100       11,406.25
 Unocal Corporation ..........................     290       11,436.88

                      THE PAINEWEBBER PATHFINDERS TRUST
                     TREASURY AND GROWTH STOCK SERIES 21
                     SCHEDULE OF INVESTMENTS (CONTINUED)
                AS OF INITIAL DATE OF DEPOSIT, JULY 30, 1997

                                                COST OF
                                  NUMBER OF   SECURITIES
         NAME OF ISSUER            SHARES     TO TRUST(2)
------------------------------- ----------- -------------
Pharmaceuticals (7.18%)
 Abbott Laboratories ...........     180      $ 11,542.50
 Bristol-Myers Squibb Company  .     150        11,784.38
 Johnson & Johnson .............     190        11,601.88
 Eli Lilly & Company ...........     100        11,231.25
 Merck & Co., Inc. .............     110        11,302.50
 Warner-Lambert Company ........      80        10,905.00
Restaurants (1.19%)
 McDonald's Corporation ........     210        11,326.88
Retail-Building Products
 (1.22%)
 Home Depot, Inc. ..............     240        11,610.00
Retail-Department Stores
 (1.11%)
 Sears, Roebuck & Co. ..........     170        10,593.13
Telecommunications (3.61%)
 AT&T Corporation ..............     310        11,450.63
 Lucent Technologies, Inc.  ....     140        11,681.25
 SBC Communications, Inc.  .....     190        11,233.75
Tobacco (1.19%)
 Philip Morris Companies, Inc.       250        11,312.50
Utilities (1.20%)
 Texas Utilities Company  ......     330        11,385.00
  TOTAL COMMON STOCKS...........              $457,894.42
                                            -------------
  TOTAL INVESTMENTS.............              $952,500.00
                                            =============

------------
(1)     All Securities are represented entirely by contracts to purchase
        Securities.
(2) Valuation of Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit. The bid side evaluation of the Treasury Obligations on the business day prior to the Initial Date of Deposit was $493,250.
(3) This security does not pay interest. On the maturity date thereof, the entire maturity value becomes due and payable. Generally, a fixed yield is earned on such security which takes into account the semi-annual compounding of accrued interest. (See "The Trust" and "Federal Income Taxes" herein.)
(4)     The gain to the Sponsor on the Initial Date of Deposit is $280.58.
*       Non-income producing.